FIRST TRUST ADVISORS L.P.
                        INVESTMENT ADVISER CODE OF ETHICS

        I.   STATEMENT OF GENERAL PRINCIPLES

        This Code of Ethics is being adopted by First Trust Advisors L.P. (the "Company"), in recognition of the fact that the Company owes a fiduciary duty of loyalty at all times to Clients, including investment companies for which the Company provides investment advisory services. This duty requires that the Company act in the best interests of Clients and always place the Clients' interests first and foremost. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through activities including, taking an investment opportunity from the Client for an employee's own portfolio, "insider trading" or "frontrunning" Clients or investment company securities trades. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to investors in investment companies for which the Company provides investment advisory services and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of Clients including investors in investment companies for which the Company provides investment advisory services.

        II.  DEFINITIONS

        For Purposes of this Code of Ethics:

             A. "Client" shall mean any client of the Company, including separate managed accounts and any Reportable Fund.

             B. "Access Person" shall mean any officer, director and partner of the Company and any Supervised Person who (1) has access to nonpublic information regarding any Clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or (2) is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

             C. "Investment Person" shall mean any Access Person of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for a Client's portfolio. Each person designated as an Investment Person is therefore also designated as an Access Person for purposes of this Code of Ethics.

             D. "Supervised Person" shall include any of the Company's directors, officers, partners, employees and any other person who provides advice on behalf of the Company and is subject to the Company's supervision and control as well as any other person designated by the Company's Chief Compliance Officer.

             E. "Reportable Fund" shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds, or (2) any fund whose investment adviser or principal

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underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

        III. STANDARDS OF BUSINESS CONDUCT

The Company and all of its Supervised Persons shall at all times comply and adhere to the following standards of business conduct which reflect the Company's and all Supervised Persons fiduciary obligations:

       A. Federal Securities Laws. The Company and all Supervised Persons must at all times comply with applicable federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury. In connection with this standard of business conduct, Supervised Persons shall not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client:

         a.      Defraud such Client in any manner;
         b. Mislead such Client, including by making a statement that omits material facts;
         c. Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such Client;
         d. Engage in any manipulative practice with respect to such Client; or
         e. Engage in any manipulative practice with respect to securities, including price manipulation.

       B. Conflicts of Interest. As a fiduciary, the Company has an affirmative duty of care, loyalty and honesty and good faith to act in the best interests of Clients. Supervised Persons can fulfill this duty by trying to avoid conflicts of interest and by fully disclosing all material facts with respect to any conflicts that may arise. Specific types of conflicts of interest that are prohibited include:

         a. Conflicts among different Client accounts or favoring one account over another;
         b.      Competition with trading in Client accounts.

       C. Insider Trading. In accordance with the Company's Insider Trading Policy, all Supervised Persons are prohibited from trading, either for their own accounts or on behalf of others, while in possession of material, non-public information as well as communicating material non-public information to others. Refer to Section 11 of the Company's Compliance Manual.

       D. Personal Securities Transactions. All Access Persons shall comply with the policies and procedures included in this Code of Ethics with respect to personal securities transactions.


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        IV.  PROHIBITED PRACTICES

       In furtherance of the general principles and standards of business conduct set forth in this Code of Ethics, the following practices shall be prohibited:

       A. No Access Person shall purchase any security during the initial public offering of such security.

       B. No Access Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Department. In considering whether to approve any such transaction, the Compliance Department shall take into account, among other factors, whether the investment opportunity should be reserved for Clients and whether the opportunity is being offered to an individual by virtue of his position. Any Access Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Department before he takes part in a subsequent consideration of any Client's investment in that issuer, and the decision to include securities of such issuer in a Client's portfolio shall be subject to independent review by the Compliance Department. The Compliance Department shall maintain a written record of any approvals granted hereunder including the reasons supporting such approvals.

       C. No Access Person hall purchase or sell any security on a day during which there is "buy" or a "sell" order from any Client for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by a Client.

       D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

       E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Department upon a determination that board service would be consistent with the interests of Clients (including any investors with respect to investment companies) and the establishment of appropriate "Chinese wall" procedures by the Compliance Department.

       F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

        V.   REPORTING REQUIREMENTS

        In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons shall be required to comply with the following procedures:

       A. The securities trading personnel of the Company shall provide the Compliance Department with a daily summary of buy and sell orders entered by, on behalf of, or with respect to Clients.

       B. Each Access Person shall direct any brokers, dealers or banks at which he or she maintains accounts to provide on a timely basis (within 30 days of the calendar quarter) duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Department. The Compliance Department shall date stamp all

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duplicate copies of personal securities transactions and account statements upon receipt.

       C.  Upon commencement of employment with the Company, each Access
Person shall disclose all personal securities holdings to the Compliance Department within 10 days after such person becomes an Access Person and the information provided must be current as of a date no more than 45 days prior to the date such person becomes an access person by submitting the form attached to this Code of Ethics as Exhibit A.

       D. Each Access Person shall disclose all personal securities holdings to the Compliance Department within 30 days of the end of each calendar year and the information provided must be current as of a date no more than 45 days prior to the date of the report by submitting the form attached to this Code of Ethics as Exhibit A.

       E. Any provision of this Code of Ethics requiring an Access Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position, in which such person has, acquires or disposes of any beneficial ownership interest.

       F. The Chief Compliance Officer shall review all reports submitted by Access Persons to ensure that all reporting requirements are complied with.

       VI.  EXEMPTIONS

       A. The following transactions shall be exempt from the Reporting Requirements included in Section V, as well as the Prohibited Transactions in
Section IV; provided, however that transactions included in Section VI.A(7) must be included in the initial and annual holdings reports submitted pursuant to Sections V.C and V.D.

                (1)      Direct obligations of the Government of the United
                         States;

                (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                (3)      Shares issued by money market funds;

                (4)      Shares issued by open-end funds other than Reportable
                         Funds;

                (5) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds;

                (6) Securities held in accounts over which the Access Person has no direct influence or control; or

                (7) Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

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       B.  The following transactions shall be exempted from the provisions of
Section IV C and D but not from the Reporting Requirements set forth in
Section V above:

                 (1) The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion; or

                (2) Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of the Company

       VII.  REPORTING OF VIOLATIONS AND ANNUAL CERTIFICATION

       A. All Supervised Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.

       B. The Company shall provide each Supervised Person with a copy of this Code of Ethics and any amendments and require each Supervised Person to provide the Company with a written acknowledgement of their receipt of the Code of Ethics and any amendment.

       C. Within 30 days following the end of each calendar year, each Access Person shall certify to the Company that he has received, read and understands this Code of Ethics and recognizes that he or she is subject to it and that he or she has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

       D. The requirements of Section V(B), V(C), V(D), and VII(C) shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the First Trust Portfolios L.P. Code of Ethics.

       VIII. SANCTIONS

        Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions, the general principles or the standards of business conduct described herein, the Company may impose such sanctions as it deems appropriate, including, but not limited to, a fine, letter of censure, suspension or termination of the employment of the violator.


        Amended as of September 1, 2005.

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                           ACKNOWLEDGEMENT OF RECEIPT

        I, ____________________________________, hereby acknowledge that
I have received and read the Code of Ethics of First Trust Advisors L.P. dated as of September 1, 2005.



 --------------------------------   --------------------------
 Employee Signature                  Date


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                                   EXHIBIT A

                            FIRST TRUST ADVISORS L.P.
                            ACCESS/INVESTMENT PERSON
                           SECURITIES HOLDINGS REPORT


 Name of Access/Investment Person: ______________________________________

 Date: ____________________________

             I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.

                                               # of Shrs/
   Issuer  Ticker/CUSIP    Type of Security    Principal Amount    Market Value
   ------  ------------    ----------------    ----------------    ------------














                                       OR

                  I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.

                                       OR

                  I hereby certify that as of __________________, I had a beneficial interest in no securities.

         As of _____________________, I maintained accounts where securities are held for my direct or indirect benefit at the following brokers, dealers or banks:________________________________.



 --------------------------------------
 Signature


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                                    EXHIBIT B

                            FIRST TRUST ADVISORS L.P.
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION


         I, ___________________________, hereby certify that I have received, read, and understand the FIRST TRUST ADVISORS L.P. Code of Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.








  -----------------------------------               ------------------
  Signature                                          Date




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                        CODE OF ETHICS DISTRIBUTION LIST
                                 ACCESS PERSONS
                        (* designates Investment Person)

                                   Jim Bowen*
                                  Brad Bradley*
                                  Mark Bradley
                                 Bob Bredemeier*
                                    Sue Brix*
                                   Bob Carey*
                               Kelley Christiansen
                                Steve Claiborne*
                                 Julie Coldwater
                                  Kitty Collins
                                    Ed Craig*
                                    Al Davis
                                  Mike Dawson*
                                  Mike DeBella*
                                   Bob Deeley*
                                   Chris Dixon
                                   Rick Doede*
                                   Jane Doyle
                                    Jim Dykas
                                  Jon Erickson*
                                   Tom Evans*
                                  Chris Fallow
                                  Mike Flaherty
                                 Jean Freeland*
                                   Lee Gerwin*
                                 Anthony Giambri
                                 Lynda Gonzales
                                    Ken Haas*
                                 John Hagerson*
                                   Scott Hall*
                                  Jason Henry*
                                 Kristin Hoppe*
                                 Jennifer Hoppe*
                                  Roger James*
                                  Scott Jardine
                                 Brain Kessler*

                                  Jim Koeneman
                                Tom Knickerbocker
                                   Dan Kozicki
                                Chalet Kriegbaum
                                  Dan Lindquist
                                    Fay Mack*
                                  Kristi Maher
                                  Nancy Maloney
                                  Dave McGarel*
                                 Mike Marcinkus*
                                   Mitch Mohr
                                Mike Niedzwiedz*
                                    Ann Noga*
                                  Lynae Peays*
                                 Chris Peterson*
                                 Bob Porcellino*
                                Roxanne Polezoes
                                   Tom Powell
                                  Alan Rooney*
                                  Ronda Saeli*
                                 Omar Sepulveda*
                                  John Sherren*
                                 Michael Stange*
                                Jonathan Steiner
                                  Don Stewart*
                                 Walt Stubbings*
                                  Mark Sullivan
                                  Rick Swiatek*
                                  Roger Testin*
                                Galina Tulandin*
                                 Chris Van Til*
                                   Jim Vavrek*
                                 Janet Waghorne
                                    Huey Wu*
                                  Stephen Zhu*